Exhibit 10.9

Execution Copy

English Translation

Ming Guan

Shanghai Lashou Information Technology Co., Ltd.

Beijing Lashou Network Technology Co., Ltd.

AND

Xiaobo Jia

Equity Interest Pledge Agreement

in respect of

Beijing Lashou Network Technology Co., Ltd.

June 22, 2011

1

Equity Interest Pledge Agreement

THIS EQUITY INTEREST PLEDGE AGREEMENT (“this Agreement”) is made and entered into as of June 22, 2011 in Shanghai, PRC by and among:

1.     Ming Guan (the “Pledgor”)

ID card number: 210102197810186038

2.     Shanghai Lashou Information Technology Co., Ltd. (the “Pledgee”)

Registered address: Room 801, 7# Building, No.328 Jiajian Highway, Malu Town, Jiading District, Shanghai

3.     Beijing Lashou Network Technology Co., Ltd. (the “Company”)

Registered address: No.1-1251, East Cuiliu Street, West Changhong Road, Liangxiang, Fangshan District, Beijing

4.     Xiaobo Jia

ID card number: 410103196009049010

(In this Agreement, all the parties above are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS,

(1)     The Pledgor is one of the Company’s shareholders of record and lawfully holds the ninety-five percentage (95%) equity of the Company (hereinafter the “Company Equity”). The capital contributions and shareholding percentages of the Pledgor and Xiaobo Jia, another shareholder of the Company, in the Company’s registered capital on the execution date hereof are as shown in Annex 1 hereto.

(2)     The Parties enter into one Exclusive Call Option Agreement (hereinafter the “Call Option Agreement”) on the execution date hereof, pursuant to which the Pledgor shall, to the extent permitted by the PRC Laws and at the request of the Pledgee, transfer all or part of its equity in the Company to the Pledgee and/or any other entity or person designated by the Pledgee.

(3)     The Parties enter into one Proxy Agreement (hereinafter the “Proxy Agreement”) on the execution date hereof, pursuant to which the Pledgor irrevocably entrusts the person then designated by the Pledgee to fully represent the Pledgor to exercise all its shareholder voting rights in the Company.

(4)    The Company and the Pledgee enter into one Exclusive Service Agreement (hereinafter the “Service Agreement”) on the execution date hereof, pursuant to which the Company engages the Pledgee on an exclusive basis to provide related services for it and agrees to pay the corresponding service fee to the Pledgee in respect of such services.

(5)     As a guarantee for the performance of the Contractual Obligations (as defined below) and the repayment of the Guaranteed Liabilities (as defined below) by the Pledgor, the Pledgor agrees to pledge the Company Equity held by it to the Pledgee, and to grant to the Pledgee a right of priority in the pledge and the Company agrees with such equity interest pledge arrangement.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree below:

Article 1 Definitions

1.1              Unless otherwise required by the context, the following terms herein shall have the following meanings:

“Contractual Obligations”

means all the contractual obligations of the Pledgor under the Call Option Agreement, Proxy Agreement, all the contractual obligations of the Company under the Call Option Agreement, the Proxy Agreement and the Service Agreement as well as all the contractual obligations of the Pledgor and the Company under this Agreement.

“Guaranteed Liabilities”

means all direct, indirect, derivative losses and loss of foreseeable interests suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgor and/or the Company, the amount of which shall be based on (including, without limitation) the Pledgee’s reasonable business plan as well as profit forecasts; as well as all fees incurred by the Pledgee in the enforcement of performance of the Contractual Obligations of the Pledgor and/or the Company.

“Transaction Agreements”	means the Call Option Agreement, Proxy Agreement and Service Agreement.

“Event of Default”

means any breach by the Pledgor of any of its Contractual Obligations under the Call Option Agreement, Proxy Agreement and/or this Agreement and/or any breach by the Company of any of its Contractual Obligations under the Call Option Agreement, Proxy Agreement, Service Agreement and /or this Agreement.

“Pledged Equity”

means the equity interest in the Company lawfully owned by the Pledgor as of the effective date hereof and to be pledged to the Pledgee pursuant to the provisions hereof as a guarantee for the performance of the Contractual Obligations by it and the Company, the details of the pledged equity of the Pledgor are set out in Annex 1 hereto, as well as the increased contribution and received dividends in accordance with Article 2.6 and Article 2.7 hereof.

“PRC Law”	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2              The references to any PRC Law herein shall be deemed: (1) to include the references to the amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the date of this Agreement; and (2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3              Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant part of this Agreement.

Article 2 Equity Interest Pledge

2.1              The Pledgor hereby agrees to pledge to the Pledgee the Pledged Equity which it lawfully owns and is entitled to dispose of pursuant to the provisions hereof as the guarantee for performance of the Contractual Obligations and repayment of the Guaranteed Liabilities. The Company hereby agrees that the Pledgor will pledge the Pledged Equity to the Pledgee pursuant to the provisions hereof.

2.2              The Pledgor undertakes that it will be responsible for, on the date hereof, the recording of the equity interest pledge arrangement hereunder (hereinafter “ Equity Interest Pledge”) on the register of shareholders of the Company.

Immediately following the execution of this Agreement, the Parties shall make its best efforts to apply for the registration of the Equity Interest Pledge hereunder at the Company’s competent industrial and commercial registration authority.

2.3              Within the valid term of this Agreement, the Pledgee shall not be liable in any way for any loss in the value of the Pledged Equity, nor shall the Pledgor be entitled to make any form of claim or demand on the Pledgee in respect thereof unless such loss arises as a result of intentional misconduct or gross negligence having a direct causal relationship to the result on the part of the Pledgee.

2.4              Subject to the provision of Article 2.3 above, in the event of any possible obvious loss in the value of the Pledged Equity, which is sufficient to adversely affect the Pledgee’s rights, the Pledgee may at any time auction or sell off the Pledged Equity on behalf of the Pledgor, and use the proceeds from such auction or sale-off as early repayment of the Guaranteed Liabilities upon agreement with the Pledgor, or place the same in escrow to the local notary agency in the place where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgor). In addition, at the request of the Pledgee, the Pledgor shall provide other property as the guarantee.

2.5              In case of any Event of Default, the Pledgee is entitled to dispose of the Pledged Equity in the manner as set forth in Article 4 hereof.

2.6              Only upon prior consent by the Pledgee shall the Pledgor increase capital contribution to the Company. The increased capital contribution of the Pledgor in the Company’s registered capital as a result of its capital increase shall be a part of the Pledged Equity.

2.7              Only upon prior consent by the Pledgee shall the Pledgor be able to receive dividends or bonus in respect of the Pledged Equity. The Pledgor agrees that throughout the duration of the pledge, the Pledgee shall have the right to receive any dividends or bonus arising in connection with the Pledged Equity. The Company shall pay such sum to the bank account designated by the Pledgee.

2.8              The Pledgee is entitled to dispose of any Pledged Equity of the Pledgor pursuant to the provisions hereof upon the occurrence of any Event of Default.

Article 3 Release of Pledge

3.1              Upon full and complete performance of all Contractual Obligations and repayment of all the Guaranteed Liabilities by the Pledgor and the Company, the Pledgee shall, according to the requirements of the Pledgor, release the Equity Interest Pledge hereunder, and cooperate with the Pledgor in handling the cancellation of the Equity Interest Pledge record in the register of shareholders of the Company and at the Company’s competent industrial and commercial registration authority. Reasonable fees incurred in the release of the Equity Interest Pledge shall be borne by the Pledgee.

Article 4 Disposal of the Pledged Equity

4.1              The Parties hereby agree that in case of any Event of Default, the Pledgee shall be entitled to exercise, upon written notice to the Pledgor, all of its rights and powers arising under default remedies under the PRC Laws and the terms of the Transaction Agreements and this Agreement, including (but not limited to) repayment in priority with proceeds from auctions or sale-offs of the Pledged Equity. The Pledgee shall not be held liable for any loss resulting from its reasonable exercise of such rights and powers.

4.2              The Pledgee is entitled to designate its legal counsel or any other agent in writing to exercise on its behalf any and all rights and powers set out above, and the Pledgor or the Company shall not raise any objection thereto.

4.3              As for all reasonable fees incurred in the Pledgee’s exercise of any or all of the above rights and powers, the Pledgee is entitled to deduct the same as actually incurred from the proceeds acquired in its exercise of such rights and powers.

4.4              The proceeds acquired by the Pledgee in its exercise of its rights and powers shall be used in the following order:

First, to pay for all costs incurred in connection with the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including remuneration to its legal counsel and agent);

Second, to pay for any taxes payable in connection with the disposal of the Pledged Equity; and

Third, to repay the Guaranteed Liabilities to the Pledgee.

If there is any balance after the above payments, the Pledgee shall return the same to the Pledgor or other persons entitled thereto pursuant to relevant laws and regulations, or place the same in escrow to the local notary agency in the place where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgor).

4.5              The Pledgee shall be entitled to elect to exercise, simultaneously or otherwise, any of the default remedies available to it; the Pledgee is not obliged to exercise other default remedies before its exercise of the rights hereunder to auction or sell off the Pledged Equity.

Article 5 Expenses and Costs

5.1              All actual expenses in connection with the creation of the Equity Interest Pledge hereunder, including (but not limited to) stamp duties, any other taxes, all legal fees, etc., shall be borne by the Parties respectively.

Article 6 Continuity and No Waiver

6.1              The Equity Interest Pledge hereunder is a continuous guarantee, and shall remain valid until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities. No exemption or grace period granted by the Pledgee to the Pledgor in respect of any breach by the Pledgor or delay by the Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the rights of the Pledgee to demand at any time hereafter the strict performance of the Transaction Agreements and this Agreement by the Pledgor or the rights entitled to the Pledgee arising from subsequent breach by the Pledgor of the Transaction Agreements and/or this Agreement pursuant to this Agreement, relevant PRC Laws and Transaction Agreements.

Article 7 Representations and Warranties by the Pledgor

The Pledgor represents and warrants to the Pledgee as follows:

7.1              The Pledgor is a PRC citizen with full capacity and has the lawful authority and capacity to execute this Agreement and bear the legal obligations pursuant to this Agreement.

7.2              All reports, documents and information provided by the Pledgor to the Pledgee prior to the effectiveness of this Agreement concerning the Pledgor and all issues required hereunder are true and accurate in all material aspects as of the effective date hereof.

7.3              All reports, documents and information provided by the Pledgor to the Pledgee after the effective date hereof concerning the Pledgor and all issues required hereunder are true, accurate and valid in all material aspects at the time when provided.

7.4              As of the effective date hereof, the Pledgor is the sole legal owner of the Pledged Equity and is entitled to dispose of the Pledged Equity or any part thereof, and there is no outstanding dispute concerning the ownership of the Pledged Equity.

7.5              Except for the preemptive right granted by the PRC Laws to the Company’s other shareholder in respect of the Pledged Equity, the security interest created on the Pledged Equity for this Agreement and the rights under the Transaction Agreements, the Pledged Equity is free and clear of any other security interest or third-party interest as well as any other restriction.

7.6              The Pledged Equity can be pledged or transferred in accordance with law, and the Pledgor has the full right and power to pledge it to the Pledgee pursuant to the provisions hereof.

7.7              This Agreement constitutes the legal, valid and binding obligations of the Pledgor upon due execution by the Pledgor.

7.8              Any consent, permission, waiver or authorization by any third person, or any approval, permission, exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority with respect to the execution and performance hereof and the Equity Interest Pledge hereunder have already been obtained or handled (subject to the provisions of Paragraph 2, Article 2.2) and shall be fully valid within the term of this Agreement.

7.9              The execution and performance by the Pledgor of this Agreement do not violate or conflict with any applicable laws, or any agreement to which it is a party or which is binding on its assets, any judgment rendered by a court, any arbitral awards rendered by an arbitration institution, or any decision made by an administrative authority.

7.10            The pledge hereunder constitutes the security interest with first priority on the Pledged Equity.

7.11            All the taxes and fees payable in connection with the obtaining of the Pledged Equity have been fully paid by the Pledgor.

7.12            There is no pending or, to the knowledge of the Pledgor, threatening litigation, legal proceeding or demand in any court or any arbitral tribunal against the Pledgor, or its property, or the Pledged Equity; there is no pending or, to the knowledge of the Pledgor, threatening litigation, legal proceeding or demand by any governmental or administrative authority against the Pledgor, or its property, or the Pledged Equity, which shall be of material or adverse effect on the economic conditions of the Pledgor or its capability to perform the obligations hereunder and the Guaranteed Liabilities.

7.13            The Pledgor hereby warrants to the Pledgee that the above representations and warranties shall remain true and accurate at any time and under any circumstance prior to the full performance of the Contractual Obligations and the full repayment of the Guaranteed Liabilities and shall be fully complied with.

Article 8 Representations and Warranties by the Company

The Company represents and warrants to the Pledgee as follows:

8.1              The Company is a limited liability company duly organized and validly existing under the PRC Laws, with independent corporate personality; has full and independent legal status and legal capacity to execute, deliver and perform this Agreement; and may act independently as a subject of actions.

8.2              All reports, documents and information provided by the Company to the Pledgee prior to the effectiveness of this Agreement concerning the Pledged Equity and all issues required hereunder are true and accurate in all material aspects as of the effective date hereof.

8.3              All reports, documents and information provided by the Company to the Pledgee after the effective date hereof concerning the Pledged Equity and all issues required hereunder are true, accurate and valid in all material aspects at the time when provided.

8.4              This Agreement constitutes the legal, valid and binding obligations of the

Company upon due execution by the Company.

8.5              The Company has full power and authority to execute and deliver this Agreement and all other documents related to the transaction contemplated hereunder to be executed by the Company, and has full power and authority to consummate the transaction set forth herein.

8.6              There is no pending or, to the knowledge of the Company, threatening litigation, legal proceeding or demand in any court or any arbitral tribunal against the Pledged Equity, the Company or its property; there is no pending or, to the knowledge of the Company, threatening litigation, legal proceeding or demand by any governmental or administrative authority against the Pledged Equity, the Company or its property, which shall be of material or adverse effect on the economic conditions of the Company or the Pledgor’s ability of performing the obligations hereunder and the Guaranteed Liabilities.

8.7              The Company hereby agree to undertake the joint liabilities to the Pledgee for the representations and warranties made by the Pledgor under Article 7.4, Article 7.5, Article 7.6, Article 7.8 and Article 7.10 hereof.

8.8              The Company hereby warrants to the Pledgee that the above representations and warranties shall remain true and accurate at any time and under any circumstance prior to the full performance of the Contractual Obligations and the full repayment of the Guaranteed Liabilities and shall be fully complied with.

Article 9 Undertakings by the Pledgor

The Pledgor hereby undertakes to the Pledgee as follows:

9.1              Without the prior written consent by the Pledgee, the Pledgor shall not create or permit the creation of any new pledge or any other encumbrance on the Pledged Equity; any pledge or other encumbrance on all or part of the Pledged Equity created without the prior written consent by the Pledgee shall be null and void.

9.2              Without prior written notice to the Pledgee and the Pledgee’s prior written consent, the Pledgor shall not transfer the Pledged Equity, and any attempt by the Pledgor to transfer the Pledged Equity shall be null and void. The proceeds from transfer of the Pledged Equity by the Pledgor shall be first used for the repayment in advance of the Guaranteed Liabilities or placed in escrow to a third party as agreed with the Pledgee.

9.3              In case of any litigation, arbitration or other demand which may have a detrimental effect on the interest of the Pledgor or the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity, the Pledgor undertakes to notify the Pledgee in writing in a timely manner and shall take, according to the reasonable requirements of the Pledgee, all necessary measures to ensure the pledge interest of the Pledgee in the Pledged Equity.

9.4              The Pledgor warrants to handle and complete the registration procedures of the extension of the Company’s business duration within three (3) months prior to the expiry of the Company’s duration so as to ensure that this

Agreement remains in force.

9.5              The Pledgor shall not take or permit any act or action as may adversely affect the Pledgee’s interests under the Transaction Agreements and this Agreement or the Pledged Equity. In case of any transfer of the Pledged Equity as a result of the exercise of the right of pledge hereunder, the Pledgor will cause the other shareholder of the Company to take all measures to realize such transfer, including but not limited to, waiving the preemptive right of such other shareholder in respect of the Pledged Equity under the PRC Laws.

9.6              Following the execution of this Agreement, the Pledgor will make its best efforts and take all necessary measures to handle the pledge registration of the Equity Interest Pledge hereunder with the relevant administration of industry and commerce as early as possible. The Pledgor guarantees that it shall, according to the reasonable requirements of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereto) so as to ensure the pledge interest of the Pledgee in the Pledged Equity and the exercise and realization of such rights.

9.7              In the event of any transfer of any Pledged Equity resulting from the exercise of the right of pledge hereunder, the Pledgor guarantees that it shall take all necessary measures for the realization of such transfer.

9.8              The Pledgor warrants that the convening procedures and voting method and contents of the shareholders’ meeting and board meeting held for the purpose of the execution of this Agreement, creation of right of pledge and exercise of right of pledge will not violate laws, administrative regulations or the Company’s articles of association.

Article 10 Undertakings by the Company and Other Shareholder

10.1            Where any consent, permission, waiver or authorization by any third person, or any approval, permission, exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority with respect to the execution and performance hereof and the Equity Interest Pledge hereunder are required, the Company will try its best to assist in obtaining the same and maintain its full validity throughout the term of this Agreement.

10.2            Without the Pledgee’s prior written consent, the Company will not assist or permit the Pledgor to create any new pledge or other encumbrance on the Pledged Equity.

10.3           Without the Pledgee’s prior written consent, the Company will not assist or permit the Pledgor to transfer the Pledged Equity.

10.4            In case of any litigation, arbitration or other claim which may have a adverse effect on the interests of the Company, Pledged Equity or the Pledgee under the Transaction Agreements and this Agreement, the Company undertakes to notify the Pledgee in writing in a timely manner and shall take, according to the reasonable requirements of the Pledgee, all necessary measures to ensure the pledge interest of the Pledgee in the Pledged Equity.

10.5            The Pledgor undertakes to handle and complete the registration procedures of the extension of its duration within three (3) months prior to the expiry of its duration so as to ensure that this Agreement remains in force.

10.6            The Company shall not take or permit any act or action as may adversely affect the Pledgee’s interests under the Transaction Agreements and this Agreement or the Pledged Equity, including but not limited to any act and action subject to Article 9.

10.7            The Pledgor and the Company will, within the first (1st) month of each calendar quarter, provide the Pledgee with the Company’s financial statements for previous calendar quarter, including (but not limited to) balance sheet, profit statement and cash flow statement.

10.8            The Company undertakes that it shall, according to the reasonable requirements of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereto) so as to ensure the pledge interest of the Pledgee in the Pledged Equity and the exercise and realization of such rights.

10.9            In the event of any transfer of any Pledged Equity resulting from the exercise of the right of pledge hereunder, the Company guarantees that it shall take all measures for the realization of such transfer.

10.10          As another shareholder of the Company, Xiaobo Jia confirms its full understanding of and fully accepts the Equity Interest Pledge arrangement hereunder, and agrees to take necessary actions and execute all necessary documents so as to complete the creation and release of the right of pledge hereunder according to the Pledgee’s requirements. Especially, in case of any transfer of the Pledged Equity as a result of the exercise of the right of pledge hereunder, Xiaobo Jia undertakes to take all measures to realize such transfer, including, but not limited to, waiving his preemptive right of such other shareholder in respect of the Pledged Equity under the PRC Laws.

Article 11 Change of Circumstances

11.1            As supplement to and not in conflict with the Transaction Agreements and the other terms hereof, if at any time, any PRC Law is promulgated or changed, or the interpretation or application of such laws is changed, or the relevant registration procedures are changed, thereby rendering the Pledgee to believe that the continuing effectiveness of this Agreement, the continuing validity of the right of pledge hereunder and/or disposal of the Pledged Equity in the manner provided herein shall be illegal or in conflict with such laws, the Pledgor and the Company shall, upon the written instructions of the Pledgee and pursuant to its reasonable request, promptly take any action and/or execute any agreement or other document, so as to:

(1) maintain the effectiveness of this Agreement and the right of pledge hereunder;

(2) facilitate the disposal of the Pledged Equity in the manner provided herein; and/or

(3) maintain or realize the guarantee created or intending to be created hereunder.

Article 12 Effectiveness and Term of This Agreement

12.1            This Agreement shall become effective upon the satisfaction of all of the following conditions:

(1) this Agreement is duly executed by the Parties; and

(2)       the Equity Interest Pledge hereunder has been lawfully recorded in the register of shareholders of the Company.

The Pledgor shall provide the Pledgee with the registration certificate of the Equity Interest Pledge in the aforementioned register of shareholders in a form satisfactory to the Pledgee and following the effectiveness of this Agreement, provide the Pledgee with the pledge certificate issued by the competent administration of industry and commerce in a form satisfactory to the Pledgee, based on the requirements of the Pledgee.

12.2            This Agreement shall remain valid until the full performance of the Contractual Obligations or the full discharge of the Guaranteed Liabilities.

Article 13 Notices

13.1            Any notice, request, demand and other correspondence required by or made pursuant to this Agreement shall be in writing and delivered to the relevant Party.

13.2            The above notice or other correspondence shall be deemed to have been given upon delivery when it is transmitted by facsimile; or upon handover to the receiver when it is delivered in person; or five (5) days after posting when it is delivered by mail.

Article 14 Miscellaneous

14.1            The Pledgor and the Company agree that the Pledgee may, upon notice to the Pledgor and the Company, assign the Pledgee’s rights and/or obligations hereunder to any third party; however, the Pledgor or the Company may not, without the Pledgee’s prior written consent, assign its rights, obligations or liabilities hereunder to any third party. The successors or permitted assigns (if any) of the Pledgor and the Company shall continue to perform the obligations of the Pledgor and the Company hereunder.

14.2            The amount of the Guaranteed Liabilities determined by the Pledgee himself in exercising its right of pledge over the Pledged Equity pursuant to the provisions hereof shall be the final proof of the Guaranteed Liabilities hereunder.

14.3            This Agreement is made in Chinese in five (5) counterparts, with each Party retaining one (1) counterparts. One (1) counterparts is used to apply to the competent industrial and commercial registration authority of the Company for the Registration of the Equity Interest Pledge hereunder.

14.4            The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

14.5            Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if no agreement regarding such dispute can be reached by the Parties within thirty (30) days upon its occurrence, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with its effective arbitration rules at the time of submission, and the arbitral award shall be final and binding on the Parties.

14.6            Any rights, powers and remedies granted to any Party by any provision herein shall not preclude any other rights, powers and remedies available to such Party in accordance with laws and other provisions hereunder, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies available to it.

14.7            No failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with law (hereinafter the “Party’s Rights”) shall be construed as a waiver of the Party’s Rights, nor will the waiver of any single or partial exercise of the Party’s Rights preclude its exercise of the Party’s Rights in any other way and other Party’s Rights.

14.8            The headings of the articles herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

14.9            Each provision contained herein shall be severable and separate from other provisions, and if at any time one or more provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

14.10          Any amendments or supplements to this Agreement shall be in writing. Except for assignment by the Pledgee of its rights hereunder pursuant to Article 14.1, the amendments hereof or supplements hereto shall take effect only upon due execution by the Parties hereto. If any amendment or supplement to this Agreement is required by law to obtain the permission of any government authority and/or any registration or filing procedures shall be handled with any government authority, the Parties shall obtain such permission and/or complete such registration or filing procedures in accordance with law.

14.11          This Agreement shall be binding on the legal successors of the Parties.

14.12          At the even date with the date hereof, the Pledgor shall sign a power of attorney in the form as set out in Annex 2 hereto (hereinafter the “Power of Attorney”) to authorize any person designated by the Pledgee to sign on its behalf any and all necessary legal documents for the exercise by the Pledgee of its rights hereunder pursuant to this Agreement. Such Power of Attorney shall be kept by the Pledgee and, when necessary, the Pledgee may at any time submit the Power of Attorney to the relevant government authority.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(SIGNATURE PAGE)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and at the place first above written.

Ming Guan
By:	/s/ Ming Guan

Shanghai Lashou Information Technology Co., Ltd.

(Seal)

By:	/s/ Bo Wu (Company seal of Shanghai Lashou Information Technology Co., Ltd. is affixed)
Name:	Bo Wu
Title:	Legal Representative

Beijing Lashou Network Technology Co., Ltd.

(Seal)

By:	/s/ Ming Guan (Company seal of Beijing Lashou Network Technology Co., Ltd. is affixed)
Name:	Ming Guan
Title:	Legal Representative

Xiaobo Jia
By:	/s/ Xiaobo Jia

Beijing Lashou Network Technology Co., Ltd.

Equity Interest Pledge Agreement – Signature Page

Annex 1:

Company’s General Information

Company name:                  Beijing Lashou Network Technology Co., Ltd.

Registered address:            No.1-1251, East Cuiliu Street, West Changhong Road, Liangxiang, Fangshan District, Beijing

Registered capital:              RMB 10 million

Legal representative:          Ming Guan

Shareholding structure:

Shareholder’s name	Capital contribution in registered capital	Percentage of capital contribution	Method of capital contribution
Ming Guan	RMB9,500,000	95%	Currency
Xiaobo Jia	RMB500,000	5%	Currency
Total	RMB10,000,000	100%	/

Annex 2:

Form of the Power of Attorney

I, Ming Guan, hereby irrevocably entrust Ming Guan (ID card number: 210102197810186038), to be my authorized agent to sign on my behalf all the legal documents necessary or desirable for Shanghai Lashou Information Technology Co., Ltd. to exercise its rights under the Equity Interest Pledge Agreement in respect of Beijing Lashou Network Technology Co., Ltd., among it, me, Xiaobo Jia and Beijing Lashou Network Technology Co., Ltd..

By:	/s/ Ming Guan
Ming Guan
Date:	June 22, 2011